                                                                    EXHIBIT 10.1


                         STOCKHOLDERS' VOTING AGREEMENT

        STOCKHOLDERS' VOTING AGREEMENT, dated as of January 27, 2002, among
J Holdings Corp., a Delaware corporation ("Parent"), J Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (the "Purchaser"), Jenny Craig, Inc., a Delaware corporation (the "Company"), and the stockholders named in Exhibit A hereto (each, a "Stockholder" and collectively, the "Stockholders").

        WHEREAS, simultaneously herewith, Parent and the Purchaser are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the "Merger Agreement"), with the Company, which contemplates, among other things, that the Purchaser will merge with and into the Company pursuant to the merger contemplated by the Merger Agreement (the "Merger"); capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Merger Agreement, whether or not such Merger Agreement shall be in effect from time to time;

        WHEREAS, as of the date hereof, each Stockholder owns beneficially and, to the extent indicated on Exhibit A hereto, of record the number of shares of Company Common Stock set forth opposite such Stockholder's name on Exhibit A hereto (all such shares owned by the Stockholders and any shares of Company Common Stock hereafter acquired by any Stockholder prior to the termination of this Agreement, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution or otherwise being referred to herein as the "Shares"); and

        WHEREAS, as a condition to the willingness of Parent and the Purchaser to enter into the Merger Agreement, Parent and the Purchaser have requested that each Stockholder agree, and in order to induce Parent and the Purchaser to enter into the Merger Agreement, each Stockholder has agreed, jointly and severally, to enter into this Agreement;

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                VOTING AGREEMENT

        SECTION 1.1 Voting Agreement. Each Stockholder hereby agrees that, during the period commencing on the date hereof and continuing until the first to occur of the Effective Time or the termination of the Merger Agreement in accordance with its terms, at any meeting of the stockholders of the Company, however called, each Stockholder shall vote his, her or its Shares (a) in favor of the approval and adoption of the Merger Agreement, the Merger and all the transactions contemplated by the Merger Agreement and this Agreement and any other actions required in furtherance thereof and hereof,

(b) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; and (c) except as otherwise expressly agreed to in writing in advance by the Parent, against: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries (other than the Merger and the transactions contemplated by the Merger Agreement); (B) a sale, lease or transfer of a material amount of assets of the Company or any of its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or any of its Subsidiaries; (C) any change in a majority of the persons who constitute the board of directors of the Company; (D) any change in the present capitalization of the Company or any amendment of the Company's certificate of incorporation or bylaws; (E) any other material change in the Company's corporate structure or business; or (F) any other action involving the Company or any of its Subsidiaries which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the Merger and the transactions contemplated by the Merger Agreement, including, without limitation, any action to approve or facilitate any Acquisition Proposal. No Stockholder shall enter into any agreement or understanding with any person or entity the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Agreement, including, without limitation, in this Section 1.1.

        SECTION 1.2 Irrevocable Proxy. Each Stockholder hereby irrevocably constitutes and appoints each of Kevin Penn, Ezra Field and Parent, during the period commencing on the date hereof and continuing until the earlier of (x) the Effective Time or (y) the termination of the Merger Agreement in accordance with its terms, as his, her or its attorney and proxy pursuant to the provisions of
Section 212(c) of the Delaware General Corporation Law ("DGCL"), with full power of substitution, to vote and otherwise act with respect to the Shares which such Stockholder is entitled to vote at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) on, and only on, the matters described in Section 1.1 and to execute and deliver any and all consents, instruments or other agreements or documents in order to take any and all such actions required to be taken by Stockholder as set forth in this Agreement. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE, AND COUPLED WITH AN INTEREST. Each Stockholder hereby revokes all other proxies and powers of attorney with respect to such Stockholder's Shares that it may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by such Stockholder with respect thereto. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of a Stockholder and any obligation of such Stockholder under this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of such Stockholder, and shall not terminate until the earlier of the Effective Time or the termination of the Merger Agreement in accordance with its terms. Each Stockholder hereby authorizes all that each such proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of

Section 212(e) of the Delaware General Corporation Law. Each Stockholder represents, severally as to itself and not jointly, that any proxies heretofore given in respect of such Stockholder's Shares or any other voting securities of the Company are not irrevocable and hereby revokes any and all previous proxies with respect to the Shares or any other voting securities of the Company. The Stockholders acknowledge and agree that any proxy holder may vote the Shares at the Special Meeting.

        Notwithstanding anything herein to the contrary, this Agreement shall not apply or in any way bind or restrict The Sid and Jenny Craig Foundation or the Foundation Shares (as defined in Exhibit A).

                                   ARTICLE II

                                     CAPTURE

        SECTION 2.1 Capture. In order to induce Parent and the Purchaser to enter into the Merger Agreement, during the term of this Agreement, each of the Stockholders agrees to the matters set forth in this Article II with respect to such Stockholder's Shares:

                (a) Capture. The Stockholders agree, jointly and severally, to pay to Parent on demand, in cash, an amount equal to fifty percent (50%) of the first $13,838,600 of Stockholder Profit (as defined below) and twenty percent (20%) of all such Stockholder Profit in excess of $13,838,600 of such Stockholder Profit from the consummation after a Capture Termination (as defined below) of any Acquisition Proposal (a "Capture Acquisition Proposal") that is consummated within twelve (12) months of a Capture Termination Date (as defined below), if any, or as to which a definitive agreement is entered into within twelve (12) months of a Capture Termination Date, if any, and consummated on or prior to June 30, 2003. The Capture Termination Date is the date of termination of the Merger Agreement as the result of a Capture Termination. A "Capture Termination" means a termination of the Merger Agreement (1) by the Company pursuant to Section 7.1(c)(i) of the Merger Agreement or (2) by Parent pursuant to Section 7.1(d)(i)(B) or Section 7.1(d)(i)(C) of the Merger Agreement (or
Section 7.1(d)(i)(D) to the extent the resolution takes the action described in
Section 7.1(d)(i)(B) or (C) of the Merger Agreement); provided that, in any such case, at the time of such termination, the Company is not entitled to terminate the Merger Agreement by reason of Section 7.1(b)(i), Section 7.1(b)(ii), Section 7.1(c)(ii) or Section 7.1(c)(iii) of the Merger Agreement. The "Stockholder Profit" of any Stockholder from the consummation of any Capture Acquisition Proposal shall equal (A) the aggregate consideration received by such Stockholder pursuant to such Capture Acquisition Proposal, valuing any non-cash consideration (including any direct or indirect residual interest in the Company) at its fair market value on the day immediately preceding the date of such consummation plus (B) the fair market value, on the date of disposition, of all Shares of such Stockholder disposed of after the Capture Termination Date and prior to the date of consummation of the Capture Acquisition Proposal less
(C) Seventy-Three Million Three Hundred Forty-Four Thousand Five Hundred Eighty Dollars ($73,344,580) (the "Original Merger Consideration"). Notwithstanding anything herein to the contrary,

(x) no capture amount pursuant to this Section 2.1(a) shall be payable by any of the Stockholders hereunder unless a Capture Acquisition Proposal is consummated on or prior to June 30, 2003 and (y) no such amount shall be payable other than at the time of consummation of the Capture Acquisition Proposal.

                        (i) In the event that (x) prior to the Effective Time, an Acquisition Proposal shall have been made and (y) the Effective Time of the Merger shall have occurred and the Parent for any reason shall have increased the amount of the Original Merger Consideration in connection with such Acquisition Proposal, each Stockholder shall pay to the Parent on demand an amount in cash equal to the product of (A) the number of Shares of such Stockholder and (B) fifty percent (50%) of the first $1.00 of Excess Consideration (as defined below) and twenty percent (20%) of such Excess Consideration in excess of $1.00. The term "Excess Consideration" means the excess, if any, of (1) the per share cash consideration or the per share fair market value of any non-cash consideration, determined as of the Effective Time of the Merger as the case may be, actually received by the Stockholder as a result of the Merger, over (2) $5.30.

                (b) For purposes of Section 2.1(a) hereof, the fair market value of any non-cash consideration consisting of:

                        (i) securities listed on a national securities exchange or traded on the NASDAQ/NMS shall be equal to the average closing price per share of such security as reported on such exchange or NASDAQ/NMS for the five trading days after the date of determination; and

                        (ii) consideration which is other than cash or securities of the form specified in clause (i) of this Section 2.1(b) shall be determined by a nationally recognized independent investment banking firm mutually agreed upon by the parties within ten Business Days of the event requiring selection of such banking firm; provided, however, that if the parties are unable to agree within two Business Days after the date of such event as to the investment banking firm, then the parties shall each select one firm, and those firms shall select a third investment banking firm, which third firm shall make such determination; provided further, that the fees and expenses of such investment banking firm shall be borne equally by the Parent, on the one hand, and the Stockholders, on the other hand. The determination of the investment banking firm shall be binding upon the parties.

                (c) Any payment under this Section 2.1 shall (x) if paid in cash, be paid by wire transfer of same day funds to an account designated by the Parent and (y) if paid through a mutually agreed transfer of securities, be paid through delivery of such securities, suitably endorsed for transfer.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

        SECTION 3.1 Representations and Warranties of the Stockholders. The Stockholders, jointly and severally, represent and warrant to the Parent as follows:

                (a) Each entity Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to enter into and deliver this Agreement and to carry out its obligations hereunder. Each individual Stockholder has the requisite power, authority and legal capacity to enter into and deliver this Agreement and to carry out its obligations hereunder. This Agreement has been duly executed and delivered by each Stockholder and, assuming its due authorization, execution and delivery by Parent and the Purchaser, is a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

                (b) The execution and delivery of this Agreement by each Stockholder does not, and the performance of this Agreement by each Stockholder will not, (i) conflict with or violate any applicable statutes, laws, ordinances, rules or regulations or (ii) conflict with or violate any contract or other instrument to which the Stockholder is a party or by which such Stockholder is bound, including, without limitation, any voting agreement, stockholders agreement or voting trust.

                (c) The execution and delivery of this Agreement by each Stockholder does not, and the performance of this Agreement by such Stockholder will not, require any Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any person or Governmental Entity, except as may be required by the Exchange Act and the HSR Act.

                (d) There is no suit, action, investigation or proceeding pending or, to the knowledge of each Stockholder, threatened, against such Stockholder at law or in equity before or by any Governmental Entity that could reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder, and there is no judgment, decree, injunction, rule, order or writ of any Governmental Entity to which such Stockholder is or its assets are subject that could reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder.

                (e) Each Stockholder owns beneficially and of record the shares of Company Common Stock set forth opposite such Stockholder's name on Exhibit A hereto (with respect to such Stockholder, the "Existing Shares"). The Existing Shares constitute all the shares of Company Common Stock owned beneficially and of record by such Stockholder. Each Stockholder has sole voting power, sole power of disposition, sole power to demand appraisal rights and all other stockholder rights with respect to all of its Existing Shares, with no restrictions, other than restrictions on disposition pursuant to applicable securities laws, on such Stockholder's rights of voting or disposition pertaining thereto.

                (f) Each Stockholder acknowledges that such Stockholder is an informed and sophisticated investor and, together with such Stockholder's advisors, has undertaken such investigation as they have deemed necessary, including the review of the Merger Agreement and this Agreement, to enable such Stockholder to make an informed and intelligent decision with respect to the Merger Agreement and this Agreement and the transactions contemplated thereby and hereby. No Stockholder will seek rescission or revocation of this Agreement or seek to withdraw or revoke any vote, irrevocable proxy or irrevocable instruction delivered by it or on its behalf in connection therewith.

                (g) Except as applicable in connection with the transactions contemplated hereby, each Stockholder's Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder in favor of the Parent.

        SECTION 3.2 Survival. Notwithstanding anything otherwise provided for herein, each Stockholder's representations and warranties contained in this
Article III shall be true and correct as of the date Parent or the Purchaser, as the case may be, consummates the Merger.

                                   ARTICLE IV

                          COVENANTS OF THE STOCKHOLDERS

        SECTION 4.1 No Solicitation. Each Stockholder shall cease, and shall instruct and use its best efforts to cause each of their respective affiliates, directors, officers, employees, agents and representatives (including without limitation any investment banker, financial advisor, attorney, accountant or other representative retained by such Stockholder) to immediately cease, any discussions or negotiations with any other parties that may be ongoing with respect to any Acquisition Proposal. Each Stockholder will not, directly or indirectly, and will instruct and use its best efforts to cause each of their respective officers, directors, employees, investment bankers, attorneys and other agents retained by or acting on behalf of such Stockholder not to, directly or indirectly (i) initiate, solicit, or encourage, any inquiries, any expression of interest or the making of any proposal which constitutes or is reasonably likely to constitute any Acquisition Proposal, (ii) engage in negotiations or discussions with, or furnish any information, data or assistance to any third party relating to any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal or approve any Acquisition Proposal. Anything in this Section 4.1 to the contrary notwithstanding, nothing in this Section 4.1 shall limit in any way a Stockholder who is an officer or director of the Company from exercising any of his rights or performing any of his duties as an officer or director of the Company. Notwithstanding anything to the contrary contained herein, Sidney Craig,

Jenny Craig and each other Stockholder may, at the request of the Board or the Special Committee thereof, provided the Board or Special Committee is acting in accordance with the provisions of Section 5.5(b) of the Merger Agreement, participate in negotiations or discussions and furnish information, data or assistance to a third party in connection with an Acquisition Proposal.

        SECTION 4.2 Restriction on Transfer. Until and unless this Agreement has been terminated, each Stockholder shall not, except as expressly provided for in this Agreement (a) sell, exchange, pledge, encumber or otherwise transfer or dispose of, or agree to sell, exchange, pledge, encumber or otherwise transfer or dispose of, any of its Shares, or any interest therein, (b) deposit its Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or grant any proxy with respect thereto or (c) enter into any agreement, arrangement, understanding, or undertaking to do any of the foregoing. Notwithstanding the foregoing, each Stockholder may transfer Shares owned by such Stockholder to any corporation, partnership or limited liability company of which all of the issued and outstanding voting and equity securities are beneficially owned by Craig Enterprises, Inc. ("CEI"), but only if all of the issued and outstanding voting and equity securities of CEI are beneficially owned by Sidney Craig and/or Jenny Craig. Any such transferee shall agree in writing to be bound by this Agreement as if he, she or it were a signatory hereto, and no such transfer shall relieve any Stockholder of his, her or its obligations hereunder. CEI hereby agrees that it shall not transfer nor cause or permit any such transferee to transfer any Shares in violation of this Section
4.2 and hereby agrees to take any necessary action in order to comply with the provisions of this Section 4.2. No transfer in violation of this Agreement shall be made or recorded on the books of the Company and any such transfer shall be void and of no force or effect. Notwithstanding anything to the contrary herein, SJF Enterprises, Inc. ("SJF") may consummate the SJF Contribution (as defined in the Merger Agreement) in accordance with the terms of its Commitment Letter to Parent, of even date herewith.

        SECTION 4.3 Waiver of Appraisal Rights. Each Stockholder hereby waives any appraisal or other rights to dissent from the Merger that such Stockholder may have.

        SECTION 4.4 Reliance by Parent. Each Stockholder understands and acknowledges that Parent is entering into, and causing the Purchaser to enter into, the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

        SECTION 4.5 Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

        SECTION 4.6 Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer. Each Stockholder signs solely in his or her capacity as the record and beneficial owner of such Stockholder's Shares.

        SECTION 4.7 Stop Transfer. Each Stockholder agrees with, and covenants to, the Parent that during the term of this Agreement, such Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, unless such transfer is made in compliance with this Agreement (including the provisions of Article 2 hereof). In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

        SECTION 4.8 Termination. This Agreement shall terminate upon the earlier of (a) the Effective Time or (b) the termination of the Merger Agreement in accordance with its terms; provided, however, that the obligations of the Stockholders set forth in Article II hereof shall survive a Capture Termination and shall be enforceable in accordance with the terms of Article II hereof; provided, further, however, that nothing in this Section 4.8 shall relieve the parties hereto of any liability for a breach of or a default under this Agreement.

        SECTION 4.9 No Written Consent. Parent, Purchaser and the Stockholders agree that the Stockholders will vote their respective Shares on the approval and adoption of this Agreement at a meeting of the stockholders of the Company, and that the Stockholders will not take any action by written consent or otherwise on the approval or adoption of this Agreement with respect to such Shares other than at the Special Meeting. Parent and Purchaser each agree that they will not vote (or cause to be voted) the Shares owned by the Stockholders, other than at a meeting of the stockholders of the Company and will not take any action by written consent or otherwise with respect to such Shares in lieu of a meeting or otherwise (or cause any such action to be taken).


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

                                   ARTICLE V

                                   DEFINITIONS

        SECTION 5.1 Definitions. For the purpose of this Agreement, "beneficially own" or "beneficial ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing, subject to any fiduciary duty in the case of securities not held of record.

                                   ARTICLE VI

                                  MISCELLANEOUS

        SECTION 6.1 Severability. If any term or other provision of this Agreement is or is deemed to be invalid, illegal or incapable of being enforced by any applicable rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner so that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

        SECTION 6.2 Entire Agreement. This Agreement constitutes the entire understanding between Parent, the Purchaser and each Stockholder with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both written and oral, between Parent, the Purchaser and each Stockholder with respect to the subject matter hereof and thereof.

        SECTION 6.3 Certain Events. Each Stockholder agrees that this Agreement, including without limitation the proxy granted pursuant to Section 1.2, and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's heirs, guardians, representatives, administrators or successors. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

        SECTION 6.4 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

        SECTION 6.5 Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

        SECTION 6.6 Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto, provided that Parent may assign its rights hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

        SECTION 6.7 Amendments. This Agreement may not be amended, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

        SECTION 6.8 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by delivery in person, facsimile transmission, registered or certified mail (postage prepaid, return receipt requested), or courier service providing proof of delivery to the respective parties at the following addresses (or to such other address for a party as shall be specified in a notice given in accordance with this Section 6.8).

               If to Parent or the Purchaser:

                      J Holdings Corp.
                      J Acquisition Corp.
                      900 Third Avenue
                      26th Floor
                      New York, New York  10022
                      Telecopy No.:  (212) 634-3351
                      Attention:  Kevin S. Penn

               with copies to:

                      Weil, Gotshal & Manges LLP
                      767 Fifth Avenue
                      New York, New York 10153
                      Telecopy No.:  (212) 310-8007
                      Attention: Howard Chatzinoff, Esq.


               If to the Stockholders:

                      16092 San Dieguito Road
                      Rancho Santa Fe, CA 92067
                      Telecopy No.:  (619) 756-0641


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

                      Attention:

               with a copy to:

                      Proskauer Rose LLP
                      2049 Century Park East, Suite 3200
                      Los Angeles, California  90067
                      Telecopy No.:  (310) 557-2900
                      Attention:  Thomas W. Dollinger, Esq.

               If to the Company:

                      Jenny Craig, Inc.
                      11355 North Torrey Pines Road
                      La Jolla, CA  92037
                      Telecopy No.:  (858) 812-2730
                      Attention:


        SECTION 6.9 No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity not a party hereto; provided however, that the parties hereto acknowledge that the Company is intended to be a beneficiary of, and shall be entitled to rely on, the covenants and agreements contained in Section 4.9 hereof.

        SECTION 6.10 Specific Performance. Each of the parties hereto acknowledges that a breach by it of any agreement contained in this Agreement will cause the other party to sustain damage for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such agreement and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

        SECTION 6.11 Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other right, power or remedy by such party.

        SECTION 6.12 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon strict compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its rights to exercise any such or other right, power or remedy or to demand such compliance.

        SECTION 6.13 Governing Law.

                (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law.

                (b) Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this subsection (b) and shall not be deemed to be a general submission to the jurisdiction of such court or in the State of Delaware other than for such purposes.

        SECTION 6.14 Waiver of Jury Trial. EACH OF PARENT, PURCHASER AND THE STOCKHOLDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, PURCHASER OR THE STOCKHOLDERS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

        SECTION 6.15 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                         [Signatures on Following Page]


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

        IN WITNESS WHEREOF, Parent, the Purchaser and each Stockholder have caused this Agreement to be duly executed as of the date first above written.

                                             J HOLDINGS CORP.



                                             By: /s/ KEVIN S. PENN
                                                 -------------------------------
                                                 Name: Kevin S. Penn
                                                 Title: President

                                             J ACQUISITION CORP.



                                             By: /s/ KEVIN S. PENN
                                                 -------------------------------
                                                 Name: Kevin S. Penn
                                                 Title: President


                                                 /s/ SID CRAIG
                                                 -------------------------------
                                                 Sidney Craig


                                                 /s/ JENNY CRAIG
                                                 -------------------------------
                                                 Jenny Craig


                                             CRAIG ENTERPRISES, INC.



                                             By: /s/ SID CRAIG
                                                 -------------------------------
                                                 Name: Sidney Craig
                                                 Title: Chairman

                                             SJF ENTERPRISES, INC.



                                             By: /s/ SID CRAIG
                                                 -------------------------------
                                                 Name:  Sidney Craig
                                                 Title: Chairman

                                             DA HOLDINGS, INC.



                                             By: /s/ SID CRAIG
                                                 -------------------------------
                                                 Name:  Sidney Craig
                                                 Title: Chairman


                                             JENNY CRAIG, INC.



                                             By: /s/ SID CRAIG
                                                 -------------------------------
                                                 Name:  Sidney Craig
                                                 Title: Chairman and Chief
                                                        Executive Officer

                                             [Solely with Respect to Sections
                                             4.2, 4.7 and 4.9 hereof]

                                    Exhibit A

Name                                           Shares
----                                           ------

Sidney Craig(1)                                13,838,600

Jenny Craig(1)                                 13,838,600

Craig Enterprises, Inc. (1)                    13,838,600

SJF Enterprises, Inc.(2)                       13,838,600

DA Holdings, Inc.                              1,950,000


(1) 13,838,600 of these shares are beneficially owned by SJF Enterprises, Inc. ("SJF"), and 373,900 are owned beneficially and directly by The Sidney and Jenny Craig Foundation (the "Foundation Shares"). Sidney and Jenny Craig own all of the outstanding voting and equity securities of Craig Enterprises, Inc. which owns all of the outstanding voting and equity securities of SJF.

(2) Of the 13,838,600 shares beneficially owned by SJF, 11,888,600 are owned directly by SJF and 1,950,000 are owned directly by DA Holdings, Inc., all of the outstanding voting and equity securities of which are owned by SJF.